================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 1, 2002
                        (Date of earliest event reported)



                        HILB, ROGAL AND HAMILTON COMPANY
             (Exact Name of Registrant as Specified in its Charter)



         Virginia                     0-15981                   54-1194795
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

             4951 Lake Brook Drive, Suite 500
                    Glen Allen, Virginia                  23060
         (Address of Principal Executive Offices)      (Zip Code)



               Registrant's telephone number, including area code:
                                 (804) 747-6500


================================================================================

Item 2.         Acquisition or Disposition of Assets.

         On July 1, 2002, Hilb, Rogal and Hamilton Company (the "Company") acquired (i) all of the issued and outstanding membership interest units of Hobbs Group, LLC ("Hobbs") other than those owned by Hobbs IRA Corp. ("HIRAC"), and (ii) all of the issued and outstanding capital stock of HIRAC (collectively, the "Acquisition") pursuant to a Purchase Agreement (the "Purchase Agreement"), dated May 10, 2002, by and among the Company, Hobbs, the members of Hobbs (other than HIRAC) and the shareholders of HIRAC. HIRAC was created by Hobbs to permit certain of its investors and employees to own interests in Hobbs through individual retirement accounts.

         Hobbs, which is based in Atlanta, Georgia, is one of the nation's premier independent insurance brokers serving upper middle-market and top-tier clients and provides property and casualty insurance brokerage, risk management, executive compensation and employee benefits services. As a result of the Acquisition, each of Hobbs and HIRAC became a wholly-owned subsidiary of the Company.

         The purchase price that the Company paid in connection with the Acquisition consists of (i) approximately $114.2 million in cash, which includes the Company's assumption and retirement of certain debt of Hobbs, and (ii) the issuance to the members of Hobbs (other than HIRAC) and the shareholders of HIRAC of an aggregate of 719,729 shares of the Company's common stock ("Common Stock"). In addition, the Company has agreed to pay up to approximately $101.9 million in cash and shares of Common Stock contingent on Hobbs' achieving certain financial performance goals within the next two years. The Company has further agreed to assume and satisfy certain existing earn-out and deferred compensation obligations of Hobbs from Hobbs' prior acquisitions estimated to approximate a net present value of $30 million.

         The various components of the purchase price were determined by arms-length negotiations between the parties. Based upon a value for the 719,729 shares of Common Stock of $31.6 million, the aggregate purchase price paid by the Company to the members of Hobbs (other than HIRAC) and the shareholders of HIRAC at the closing of the Acquisition was approximately $146.6 million, excluding potential earn-out and other future payments. For information on the estimated aggregate acquisition cost to be recorded by the Company for accounting purposes, see footnote 1 to the Pro Forma Condensed Combined Financial Statements set forth in "Item 7(b), Pro Forma Financial Information" below.

         In connection with the consummation of the Acquisition, the Company agreed to increase the size of the Board of Directors from 13 to 14 and to elect Thomas A. Golub, who serves as President and Chief Executive Officer of Hobbs, as a director and Executive Vice President of the Company.

         As of the close of business on July 1, 2002, the total number of shares of Common Stock issued and outstanding was 29,311,009. The 719,729 shares of

Common Stock acquired by the members of Hobbs (other than HIRAC) and the shareholders of HIRAC at the closing of the Acquisition represent approximately 2.45% of the issued and outstanding shares of Common Stock as of that date.

         In addition, on July 1, 2002, the Company entered into a Second Amended and Restated Credit Agreement (the "Amended Credit Agreement"), dated as of July 1, 2002, among the Company, as Borrower; the lenders named therein; Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent; PNC Bank, National Association, as documentation agent; and Bank of America Securities, LLC, as syndication agent. The Amended Credit Agreement amends and restates an Amended and Restated Credit Agreement, dated as of April 6, 2001, among the parties, and provides for a credit facility of up to an aggregate of $260.0 million. In particular, the Amended Credit Agreement (i) maintains the availability to the Company of a revolving credit facility in the aggregate principal amount of $100.0 million and (ii) increases the availability to the Company of a term loan facility from an aggregate principal amount of $60.0 million to an aggregate principal amount of $160.0 million. Pursuant to the Amended Credit Agreement, the increased term loan facility was made available (i) to finance the $114.2 million cash payment in connection with the Acquisition and (ii) for working capital and general corporate purposes.

         The Amended Credit Agreement contains certain covenants that restrict, or may have the effect of restricting, the payment of dividends or distributions, and the purchase or redemption by the Company of its capital stock. Management does not believe that the restrictions contained in the Amended Credit Agreement will, in the foreseeable future, adversely affect the Company's ability to pay cash dividends at the current dividend rate. However, there can be no assurance in this regard.

Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits.

         (a)    Financial Statements of Businesses Acquired.

         The following financial statements of Hobbs and its subsidiaries are included in this report:

         (i) Report of Independent Auditors

             Combined Balance Sheets as of December 31, 2001 and 2000

             Combined Statements  of  Operations  for the Years Ended  December
                31, 2001, 2000 and 1999

             Combined Statements of Changes in  Shareholders'  Equity  (Deficit)
                for the Years Ended December 31, 2001, 2000 and 1999

             Combined  Statements of Cash Flows for the Years Ended December 31,
                2001, 2000 and 1999

         Notes to Combined Financial Statements

         (ii) Combined Balance Sheets as of March 31, 2002 (unaudited) and December 31, 2001

              Combined Statements of Operations for the Quarters Ended March 31,
                 2002 and 2001 (unaudited)

              Combined Statements of Cash Flows for the Quarters Ended March 31,
                 2002 and 2001 (unaudited)

              Notes to Combined Interim Financial Statements (unaudited)

COMBINED FINANCIAL STATEMENTS
Hobbs Group, LLC
Years ended December 31, 2001, 2000 and 1999 with Report of Independent Auditors

                                Hobbs Group, LLC

                          Combined Financial Statements


                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors.................................................1

Combined Financial Statements

Combined Balance Sheets........................................................2
Combined Statements of Operations..............................................4
Combined Statements of Changes in Shareholders' Equity (Deficit)...............5
Combined Statements of Cash Flows..............................................7
Notes to Combined Financial Statements.........................................8

                         Report of Independent Auditors

Board of Directors
Hobbs Group, LLC

We have audited the accompanying combined balance sheets as of December 31, 2001 and 2000, of the entities listed in Note 1, and the related combined statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2001 and 2000, of the entities listed in Note 1, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.



                                                        /s/ Ernst & Young LLP

Atlanta, Georgia
February 15, 2002

                                Hobbs Group, LLC

                             Combined Balance Sheets

                                                                                December 31
                                                                        2001                  2000
                                                                --------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                        $    6,155,350         $   3,134,814
   Cash and cash equivalents held in a fiduciary capacity               23,899,571            22,755,903
   Premiums and commissions receivable, less allowance for
     doubtful accounts - (2001 - $589,000; 2000 - $401,000)             61,027,107            33,143,246
   Accounts receivable                                                     987,813               685,849
   Prepaid assets                                                          986,015             1,097,149
   Income taxes receivable                                                       -                76,157
                                                                --------------------------------------------
Total current assets                                                    93,055,856            60,893,118






Investments                                                                 68,843                68,843
Furniture, equipment and leasehold improvements, less
   accumulated depreciation - (2001 - $4,166,000; 2000 -
   $2,966,000)                                                           2,567,818             3,041,971
Goodwill and other intangible assets, less accumulated
   amortization - (2001 - $16,838,000; 2000 - $11,573,000)              63,355,545            67,203,160
Other assets                                                               555,852               434,754
                                                                --------------------------------------------
Total assets                                                          $159,603,914          $131,641,846
                                                                ============================================


                                                                                December 31
                                                                        2001                  2000
                                                                --------------------------------------------

Liabilities and shareholders' deficit
Current liabilities:
   Premiums due to insurance companies                              $   69,016,144        $   49,122,915
   Commissions expense payable                                           3,441,127             1,376,679
   Accounts payable and accrued expenses                                12,989,980             4,712,177
   Income taxes payable                                                     39,292                     -
   Current portion of long-term debt                                     6,520,456               335,282
   Unearned commission income                                            2,439,365             1,966,723
                                                                --------------------------------------------
Total current liabilities                                               94,446,364            57,513,776

Long-term debt, less current portion                                    36,801,022            52,092,749
Other long-term liabilities                                              2,536,830             1,167,193
                                                                --------------------------------------------
Total liabilities                                                      133,784,216           110,773,718

Minority interests                                                         436,697               150,843

Commitments and contingencies

Redeemable preferred shares; no par value:
   Issued and outstanding shares - (2001 -
     363,196; 2000 - 363,196)                                           25,819,567            20,243,573
Special common shares; no par value:
   Issued and outstanding shares - (2001 - 7,867;
     2000 - 50,000)                                                        550,690             1,750,000


Shareholders' deficit:
   Voting common shares; no par value:
     Issued and outstanding shares - (2001 - 346,881; 2000 -
       361,829)                                                          4,072,428             3,439,225
   Nonvoting common shares, no par value:
     Issued and outstanding shares - (2001 - 913,640; 2000 -
       876,303)                                                         13,201,914            12,568,006
   Texas and Canada common shares, $1 par value:
     Issued and outstanding shares - (2001 - 1,029; 2000 -
       1,029)                                                                1,029                 1,029
   Additional paid-in-capital                                                1,000                 1,000
   Accumulated other comprehensive income                                   13,276                84,709
   Deferred compensation                                                (1,384,339)             (581,258)
   Retained earnings (deficit)                                         (16,892,564)          (16,788,999)
                                                                --------------------------------------------
Total shareholders' deficit                                               (987,256)           (1,276,288)
                                                                --------------------------------------------
Total liabilities and shareholders' deficit                           $159,603,914          $131,641,846
                                                                ============================================

See accompanying notes.

                                Hobbs Group, LLC

                        Combined Statements of Operations


                                                                              Year ended December 31
                                                                  2001                2000                 1999
                                                           -------------------------------------------------------------

Revenues:
   Net commissions and fees                                       $94,232,835         $72,281,363         $55,718,035
   Interest income                                                    833,802           1,130,075           1,110,224
   Other                                                              158,030             200,099             779,156
                                                           -------------------------------------------------------------
                                                                   95,224,667          73,611,537          57,607,415

Operating expenses:
   Employee compensation and benefits                              55,614,459          41,209,700          34,153,970
   Travel and entertainment expense                                 4,108,033           4,776,456           3,595,931
   Management, legal and accounting services                        1,727,702           2,979,412           3,780,214
   Office equipment leases and supplies                             2,073,261           2,030,691           1,710,525
   Rent and utilities                                               5,293,256           4,566,795           3,489,084
   Other                                                            3,448,907           3,667,847           3,276,997
                                                           -------------------------------------------------------------
                                                                   72,265,618          59,230,901          50,006,721
                                                           -------------------------------------------------------------
                                                                   22,959,049          14,380,636           7,600,694

Other expenses:
   Interest expense                                                 4,316,309           5,848,182           3,520,700
   Depreciation                                                     1,200,258           1,179,019             926,135
   Amortization of goodwill and other intangible
     assets                                                         5,298,460           5,280,064           3,692,618
                                                           -------------------------------------------------------------
Income (loss) before income taxes, extraordinary item and
   minority interests                                              12,144,022           2,073,371            (538,759)
Income tax expense                                                  1,390,191             815,035             643,640
                                                           -------------------------------------------------------------
Income (loss) before extraordinary item and minority
   interests                                                       10,753,831           1,258,336          (1,182,399)
Extraordinary item - loss on extinguishment of debt                         -                   -           1,380,862
                                                           -------------------------------------------------------------
Income (loss) before minority interests                            10,753,831           1,258,336          (2,563,261)
Minority interests                                                    594,882             242,405             378,202
                                                           -------------------------------------------------------------
Net income (loss)                                                 $10,158,949        $  1,015,931         $(2,941,463)
                                                           =============================================================


See accompanying notes.

                                Hobbs Group, LLC
        Combined Statements of Changes in Shareholders' Equity (Deficit)

                                                                      Accumulated                                        Total
                                                       Additional        Other                           Retained    Shareholders'
                                       Common Shares Paid-In-Capital Comprehensive       Deferred        Earnings   Equity (Deficit)
                                                                     Income (Loss)     Compensation     (Deficit)
                                       ---------------------------------------------------------------------------------------------

Balance at January 1, 1999               $11,043,479     $1,000       $    9,276       $        -     $ (1,733,382)    $  9,320,373
   Comprehensive loss net of tax:
     Net loss                                      -          -                -                -       (2,941,463)      (2,941,463)
     Foreign currency translation                  -          -          118,191                -                -          118,191
                                                                                                                     --------------
   Comprehensive loss                                                                                                    (2,823,272)
   Issuance of common shares               4,704,220          -                -                -                -        4,704,220
   Redemption and forfeiture of
     common shares                        (1,086,180)         -                -                -       (3,214,923)      (4,301,103)
   Redeemable preferred shares
     issuance cost amortization                    -          -                -                -         (105,327)        (105,327)
   Accretion of redeemable preferred
     shares                                        -          -                -                -       (2,249,999)      (2,249,999)
   Distributions declared to
     shareholders                                  -          -                -                -       (1,660,643)      (1,660,643)
                                       ---------------------------------------------------------------------------------------------
Balance at December 31, 1999              14,661,519      1,000          127,467                -      (11,905,737)       2,884,249
   Comprehensive income net of tax:
     Net income                                    -          -                -                -        1,015,931        1,015,931
     Foreign currency translation                  -          -          (42,758)               -                -          (42,758)
                                                                                                                     ---------------
   Comprehensive income                                                                                                     973,173
   Issuance of common shares               1,620,041          -                -                -                -        1,620,041
   Deferred compensation:
     Shares restricted - vesting                   -          -                -         (915,270)               -         (915,270)
     Amortization                                  -          -                -          334,012                -          334,012
                                                                                    -----------------                ---------------
   Deferred compensation                                                                 (581,258)                         (581,258)
   Redemption and forfeiture of
     common shares                          (273,300)         -                -                -         (136,840)        (410,140)
   Redeemable preferred shares
     issuance cost amortization                    -          -                -                -         (140,437)        (140,437)
   Accretion of redeemable preferred
     shares and special common shares
                                                   -          -                -                -       (4,699,998)      (4,699,998)
   Distributions declared to
     shareholders                                  -          -                -                -         (921,918)        (921,918)
                                       ---------------------------------------------------------------------------------------------
Balance at December 31, 2000              16,008,260      1,000           84,709         (581,258)     (16,788,999)      (1,276,288)


                                                                      Accumulated                                        Total
                                                       Additional        Other                           Retained    Shareholders'
                                       Common Shares Paid-In-Capital Comprehensive       Deferred        Earnings   Equity (Deficit)
                                                                     Income (Loss)     Compensation     (Deficit)
                                       --------------------------------------------------------------------------------------------
   Comprehensive loss net of tax:
     Net income                                    -          -                -                -       10,158,949       10,158,949
     Foreign currency translation                  -          -          (71,433)               -                -          (71,433)
                                                                                                                     ---------------
   Comprehensive income                            -          -                -                -                -       10,087,516
   Issuance of common shares               1,692,138          -                -                -                -        1,692,138
   Deferred compensation:
     Shares restricted - vesting                   -          -                -       (1,390,133)               -       (1,390,133)
     Amortization                                  -          -                -          587,052                -          587,052
                                                                                    -----------------                ---------------
   Deferred compensation                           -          -                -         (803,081)               -         (803,081)
   Redemption and forfeiture of
     common shares                          (425,027)         -                -                -         (671,941)      (1,096,968)
   Redeemable preferred shares
     issuance cost amortization                    -          -                -                -         (140,437)        (140,437)
   Accretion of redeemable preferred
     shares and special common shares
                                                   -          -                -                -       (5,710,902)      (5,710,902)
   Redemption of special common
     shares                                        -          -                -                -          337,064          337,064
   Distributions declared to
     shareholders                                  -          -                -                -       (4,076,298)      (4,076,298)
                                       ---------------------------------------------------------------------------------------------
   Balance at December 31, 2001          $17,275,371     $1,000      $    13,276      $(1,384,339)    $(16,892,564)   $    (987,256)
                                       =============================================================================================

See accompanying notes.

                                Hobbs Group, LLC

                        Combined Statements of Cash Flows


                                                                              Year ended December 31
                                                                     2001               2000                1999
                                                           -------------------------------------------------------------
Operating activities
Net income (loss)                                               $  10,158,949       $   1,015,931        $ (2,941,463)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Depreciation and amortization                                  6,498,718           6,459,083           4,618,753
     Extraordinary item - loss on extinguishment of debt                   -                   -            1,380,862
     Minority interests - net of distributions                        285,854               1,959              90,310
     Expenses related to share issuance                               587,052             386,490           2,629,638
     Amortization of debt issuance costs                              211,762             210,266             135,126
     Gain on disposition of business                                       -                   -             (502,242)
     Changes in operating assets and liabilities:
       Premiums and commissions receivable                        (27,883,861)         (9,730,476)          4,007,154
       Prepaid assets                                                  46,633            (306,852)            477,214
       Accounts receivable                                           (301,964)            350,830            (641,543)
       Premiums due to insurance companies                         19,893,229          15,927,939          (1,752,545)
       Commissions expense payable                                  2,064,448            (655,934)          1,474,165
       Accounts payable and accrued expenses                        7,148,923          (1,147,866)            573,669
       Other assets and other liabilities                           1,198,892          (2,187,909)            308,789
                                                           -------------------------------------------------------------
Net cash provided by operating activities                          19,908,635          10,323,461           9,857,887

Investing activities
Purchase of businesses, net of cash acquired                         (191,032)         (7,755,528)        (24,348,776)
Disposition of business                                                37,296                  -            1,253,000
Purchase of investments                                                    -                   -                    -
Purchase of furniture, equipment and leasehold
   improvements                                                      (726,105)         (1,665,274)         (1,049,117)
                                                           -------------------------------------------------------------
Net cash used in investing activities                                (879,841)         (9,420,802)        (24,144,893)

Financing activities
Proceeds from issuance of long-term debt                            4,000,000           4,764,872          46,704,761
Repayments of long-term debt                                      (13,335,282)         (5,266,757)        (28,409,437)
Proceeds from issuance of redeemable preferred shares                      -                   -           14,297,812
Proceeds from issuance of common shares                                    -                   -              744,556
Redemption of common shares                                        (1,080,000)           (107,020)         (4,301,103)
Redemption of special common shares                                (1,137,591)                 -                    -
Distributions to shareholders                                      (3,311,717)           (732,087)         (1,158,613)
                                                           -------------------------------------------------------------
Net cash (used in) provided by financing activities               (14,864,590)         (1,340,992)         27,877,976

Net increase (decrease) in cash and cash equivalents                4,164,204            (438,333)         13,590,970
Cash and cash equivalents at beginning of period                   25,890,717          26,329,050          12,738,080
                                                           -------------------------------------------------------------
Cash and cash equivalents at end of period                      $  30,054,921         $25,890,717         $26,329,050
                                                           =============================================================


See accompanying notes.

                                Hobbs Group, LLC

                     Notes to Combined Financial Statements

                                December 31, 2001


1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The combined financial statements include the accounts of Hobbs Group, LLC and its majority-owned subsidiaries, Hobbs Group, Inc. (a Texas corporation) and Hobbs Group (Canada) Insurance Brokers Ltd. (hereafter collectively referred to as the "Company"). The Company is engaged in the insurance brokerage, risk management and benefits consulting business. All significant intercompany accounts and transactions have been eliminated in combination.

Hobbs Group, LLC is a limited liability company formed under the Delaware Limited Liability Company Act (the "Act") in 1997. Hobbs Group, Inc. is owned by an employee of that corporation, but controlled by Hobbs Group, LLC through contractual agreements. A majority of the voting stock of Hobbs Group (Canada) Insurance Brokers Ltd. ("Hobbs Group (Canada)") is held by a director of Hobbs Group (Canada). By written agreement, a subsidiary of Hobbs Group, LLC has the right, among other things, to reacquire the shares of the director at their original cost to the director and has retained operating control over Hobbs Group (Canada).

On March 30, 1999, the Company approved a Second Amended and Restated Limited Liability Company Agreement ("the LLC Agreement") which supersedes the two previous agreements dated October 20, 1997 and October 24, 1997. The LLC Agreement established five classes of membership interests, including preferred shares, with varying voting and economic rights.

Use of Estimates

Preparation of the combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less when purchased are classified as cash equivalents.

Fiduciary Funds

In its capacity as an insurance broker, the Company may collect premiums from insureds and, after deducting its commissions, remit the premiums to the respective insurance underwriters. Premiums which are due from insureds are reported as assets and as a corresponding liability to the insurance carriers. Premiums received from insureds but not remitted to the carriers are included in cash and cash equivalents held in a fiduciary capacity.

Furniture, Equipment and Leasehold Improvements

Furniture,   equipment  and  leasehold   improvements   are  recorded  at  cost.
Depreciation is computed principally by the straight-line method over the estimated useful lives (generally three to seven years) of the assets.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets primarily represent the excess of the cost over the fair value of net assets acquired. Generally, the Company records any contingent payments to be made in connection with an acquisition at the date of the contingent payment. Generally, these assets are being amortized using the straight-line method over a fifteen-year life.

The carrying value of goodwill and other intangible assets is continually evaluated for impairment. If the undiscounted cash flows estimated to be generated by these assets are less than the carrying amounts, an impairment loss is recognized. As of December 31, 2001, the Company has not recorded an impairment loss.

Income Taxes

Generally, federal or state income taxes are not payable by Hobbs Group, LLC, because as a limited liability company income taxes are the liability of the members, and their respective pro rata share of net income or net loss is included in the members' tax returns. The Company has certain entities which are C-corporations under the Internal Revenue Code and, accordingly, file and pay federal and state income taxes. Income taxes for these entities are accounted for using the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Accordingly, for these entities, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using current enacted tax rates.

Long-Term Debt

In connection with obtaining certain long-term financing, the Company has incurred certain loan origination costs. The loan origination costs are being amortized using the effective interest method over the term of the debt.

Revenue Recognition

Commissions are reported net of sub-broker commissions and are recognized as of the later of the billing date or effective date of the insurance policy except for commissions on installment premiums which are recognized periodically as billed. Any subsequent commission adjustments, including policy cancellations, are recognized upon notification from the insurance carriers. Contingent commissions represent a profit-sharing commission from the insurance carrier, the amount of which depends on, among other things, the profitability of the business produced by the agent/broker. Contingent commissions are recognized when received. Fee income is recognized when services are rendered.

Interest income from investments is recognized on the accrual basis.

Equity Compensation

The Company has elected to follow APB 25, Accounting for Stock Issued to Employees and related Interpretations in accounting for its equity compensation and adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

The Company has issued equity capital securities to key employees for no cash consideration which contain a base price (the value that does not inure to the holder of the security). For these equity capital securities granted, compensation expense is recognized based on the fair value on the measurement date. The measurement date is the first date both the number of shares that the employee is entitled to receive the shares and the fair value of the shares is known. Compensation expense is recognized over the vesting period. Accordingly, the Company has established a deferred compensation account to record the unvested compensation expense. The fair value of these equity capital securities was determined to be from $2.50 per share to $29 per share in 2001, $2.17 per share in 2000 and $1.50 per share in 1999.

The Company has also issued equity capital securities for no cash consideration which do not contain a base price ("zero-based capital securities") to key employees and business advisors. The Company recognizes compensation expense based on the fair value of the zero-based capital securities issued to the key employees at the date of grant, and is recognized over the vesting period. The unvested compensation expense is recorded in the deferred compensation account. The Company records loan origination fees and equity issuance fees based on the fair value of the zero-based capital securities issued to business advisors at the date of grant. The fair value of the zero-based capital securities granted in 1999 was determined to be $41.30 per share based on the proceeds received by the Company for the redeemable preferred shares. In 2000, the fair value ranged from the $40.00 per share to $46.20 per share based on the valuation of the Company at the time shares were awarded. Using the same valuation technique in 2001, the fair value ranged from $35.00 per share to $40.00 per share at the time these shares were awarded.

Common Share Redemptions

The Company has redeemed certain common shares at amounts in accordance with the LLC Agreement. Common shares are reduced at the stated value of the shares redeemed using a specific identification method. Redemption amounts differing from the stated value are reflected in retained earnings.

Redeemable Preferred Shares and Special Common Shares

In connection with the issuance of the redeemable preferred shares, the Company has incurred certain issuance costs. The issuance costs are being amortized into retained earnings using the straight-line method over a five-year period.

The redeemable preferred shares are carried at the current redemption amount less unamortized issuance costs of $316,000 at December 31, 2001 and $457,000 at December 31, 2000. The special common shares are carried at the current redemption amount. Adjustments in the redemption amount for the redeemable preferred shares and special common shares are reflected in retained earnings. Redemption amounts differing from the stated value are reflected in retained earnings.

Foreign Currency Translation

In general, foreign revenues and expenses are translated at average exchange rates. Foreign assets and liabilities are translated at year-end exchange rates. Net foreign exchange gains and losses on translation are reported in shareholders' equity.

Pending Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No.141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives.

The Company will apply Statement 142 beginning in the first quarter of 2002. The Company will test goodwill for impairment using the two-step process prescribed in Statement 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002. Any impairment charge resulting from these transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in 2002. The Company has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

Reclassifications

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

2. Fair Values

Cash and cash equivalents, premiums and commissions receivable, accounts receivable, premiums due to insurance companies, accounts payable and accrued expenses, and long-term debt are considered financial instruments. The carrying amount for all these items approximates their fair value.

The fair values used to determine the carrying amount of redeemable preferred shares, special common shares, and the equity capital securities issued as compensation to key employees and business advisors was determined by a valuation consulting organization that owns approximately 3% of the Company's Voting and Nonvoting Common Shares. The fair value of (the Class B Junior Common Shares) was determined using an option valuation model.

3. Acquisitions, Formations and Dispositions of Subsidiaries

AVA Insurance Agency

On February 1, 1998, the Company purchased certain assets and the business of AVA Insurance Agency, Inc. ("AVA") for $1,900,000. A contingent payment, not to exceed $1,000,000, will be payable to AVA should the purchased business exceed certain financial thresholds over a five-year period.

Westport

On April 1, 1998, the Company acquired 51% of the outstanding membership interests of Westport Worldwide, LLC ("Westport"). On November 16, 1999, Westport's 49% minority shareholders exchanged their minority stake for a contingent payment based upon future operating results of Westport. No goodwill was recorded related to this step acquisition.

EBG

On November 17, 1999, Westport purchased certain assets and the business of Executive Benefits Group, Inc. and EBG Insurance Agency, Inc. (together, "EBG"). This executive benefits consulting business was purchased for $16,320,000 in cash and a contingent payment based upon future operating results. Goodwill established with this purchase relating to the excess purchase price over the fair value of tangible net assets acquired amounted to approximately $16,853,000.

Commencing March 2006 (with provisions for acceleration in certain liquidity events), the owners of the contingent obligations associated with the purchases of Westport and EBG have the right to have the contingent payments calculated and paid based upon a pre-agreed formula. If this right had been exercisable at December 31, 2001, the contingent payments would have totaled approximately $13,119,000. The maximum cash obligation associated with these contingent payments is $13,800,000, with the Company retaining the right to pay the remaining amount in cash and/or shares of the Company.

OFJ

On December 1, 1998, the Company, through a series of transactions, purchased a 66.625% ownership interest in Hobbs/OFJ Acquisition Corp ("OFJ Acquisition Corp."), which in turn owns 100% of O'Neill, Finnegan & Jordan Insurance Agency, Inc. ("OFJ"), a benefits consulting organization.

Commencing December 2003, the non-Company stockholders of OFJ Acquisition Corp. have the right to require OFJ Acquisition Corp. to purchase their OFJ Acquisition Corp. stock based on a pre-agreed formula. Additionally, in connection with certain liquidity events, OFJ Acquisition Corp. has either the obligation or the option to exchange the non-Company OFJ Acquisition Corp. stock for the Company's equity based on a pre-agreed formula. If the put option was exercised or the exchange right was triggered on December 31, 2001, the cost to the Company to make the purchase or exchange would have been approximately $10,759,000.

Campbell

On February 1, 1999, OFJ purchased certain assets and the employee benefits consulting business of David J. Campbell for $533,000. Goodwill established with this purchase relating to the excess purchase price over the fair value of tangible net assets acquired amounted to approximately $533,000.

Commencing February 2003, Mr. Campbell has the right to receive a contingent payment based upon the future operating results of his former business and calculated using a pre-agreed formula. The contingent payments will be paid over a three-year period. This contingent amount was calculated to be $1,233,000 and was recorded during 2001 as goodwill as the contingency was determined to be a liability to Mr. Campbell beyond a reasonable doubt.

Kirklin

On March 31, 1999, the Company purchased certain assets and the business of Kirklin and Company, Inc. ("Kirklin") for $1,953,000 in cash. Goodwill established in conjunction with this purchase relating to the excess of purchase price over the fair value of tangible net assets acquired amounted to approximately $2,039,000.

Mills

On April 15, 1999, the Company, through a series of transactions, purchased 100% of the stock of Timothy S. Mills Insurance Services, Inc. ("Mills") for $4,189,000 and a contingent obligation based upon future operating results. The purchase price included cash payments of $3,169,000, two subordinated promissory notes totaling $770,000 and 6,054 Nonvoting Common Shares. Goodwill established in conjunction with this purchase relating to the excess purchase price over the fair value of the tangible net assets acquired amounted to approximately $3,812,000.

Commencing June 2004 (with provision for acceleration in certain liquidity events), the owner of the contingent obligation associated with the Mills transaction has the right to have the contingent payment calculated and paid based upon a pre-agreed formula. If this right had been exercisable at December 31, 2001, the contingent payment would have been approximately $1,200,000. The maximum cash obligation associated with a contingent payment is $730,000, with any remaining amount to be paid in shares of the Company.

Linden

On August 4, 1999, the Company, through a series of transactions, purchased 100% of the stock of The Linden Company ("Linden") for $5,139,000 and a contingent obligation based upon future operating results. The purchase price included cash payments of $2,889,000 and two subordinated promissory notes totaling $2,250,000. Goodwill established in conjunction with this purchase relating to the excess purchase price over the fair value of tangible net assets acquired amounted to approximately $4,967,000.

Commencing December 2002 (with provisions for acceleration in certain liquidity events), the owner of the contingent obligation associated with the Linden transaction has the right to have the contingent payment calculated and paid based upon a pre-agreed formula. If this right had been exercisable at December 31, 2001, the contingent payment would have been approximately $1,767,000. The maximum cash obligation associated with a contingent payment is $1,100,000, with the Company retaining the right to pay any remaining amount in cash or shares of the Company.

Integrated Risk

On September 1, 1999, the Company purchased the remaining 49% ownership interest of Integrated Risk Solutions Insurance Services, LLC ("Integrated Risk") previously owned by its joint venture partner for $421,000 in cash. During 2000 and 2001, the Company made additional contingent payments of $300,000 and $104,000, respectively, to its former joint venture partner pursuant to the purchase agreement. Goodwill established as a result of this purchase amounted to approximately $276,000, $300,000 and $104,000 in 1999, 2000, and 2001,
respectively.

Pro-Form

On June 30, 1999, the Company disposed of its 51% majority ownership of Pro-Form Insurance Services, Inc. for $1,253,000 in cash. The transaction resulted in a gain totaling $502,000 and is recorded in other revenues.

JTK

On April 1, 2000, the Company purchased certain assets and the business of JTK, LLC ("JTK"), a benefits consulting organization, for $4,570,000 in cash, 10,811 Nonvoting Common Shares and a contingent obligation based upon future operating results. Goodwill established with this purchase relating to the excess purchase price over the fair value of tangible net assets acquired amounted to approximately $5,249,000.

Commencing March 2007 (with provisions for acceleration in certain liquidity events), the owner of the contingent obligation associated with the JTK transaction has the right to have the contingent payment calculated and paid based upon a pre-agreed formula. If this right had been exercisable at December 31, 2001, the contingent payment would have been approximately $2,109,000. The maximum cash obligation associated with a contingent payment is $3,380,000, with the Company retaining the right to pay any remaining amount in cash or shares of the Company.

Other 2000 Acquisitions

During 2000, the Company made several additional acquisitions. The purchase prices of these acquisitions totaled $2,629,000 in cash and also included contingent obligations based upon future operating results. Goodwill established with these purchases relating to the excess purchase price over the fair value of tangible net assets acquired amounted to approximately $2,854,000.

The contingent obligations associated with these acquisitions became payable at various times beginning August 2001. Payments totaling $120,000 were paid in 2001. If the contingent obligations had been payable at December 31, 2001, the contingent payments would have totaled approximately $792,000.

All of the acquisitions have been accounted for as purchases, and the financial position and results of operations are included in the combined financial statements from their respective date of purchase. Substantially all of the cash payments and share issuances required to be made in the future relating to the contingent obligations will result in additional goodwill at the time of payment or issuance. Generally, cash payments made in connection with the acquisitions were financed by long-term debt or redeemable preferred share issuances. The purchase price allocations were finalized within one year of the acquisition date.

4. Long-Term Debt

A summary of long-term debt is as follows:

                                                                               December 31
                                                                        2001                 2000
                                                                -----------------------------------------

Term note, final payment April 1, 2002 with interest at prime plus 2% (6.75% at December 31, 2001)
                                                                    $ 13,333           $      53,333
Debentures, due August 4, 2002 with interest at 7%
                                                                   1,250,000               1,250,000
Debentures, due December 1, 2003 with interest at 10.5%
                                                                   1,910,000               1,910,000
Debenture, due in quarterly installments through January 31,
   2003 with interest at 8%                                          403,564                 698,846
Debentures, due in 2004 with interest at 8%                          770,000                 770,000
Bank of America revolving credit agreement                        39,500,000              48,500,000
Less loan origination costs                                         (525,419)               (754,148)
                                                                -----------------------------------------
                                                                  43,321,478              52,428,031
Less current portion                                               6,520,456                 335,282
                                                                -----------------------------------------
                                                                 $36,801,022             $52,092,749
                                                                =========================================


The 10.5% Debentures are secured by certain current and future assets of a subsidiary of the Company. Interest is payable monthly on the first of each month. The Company may pre-pay this debenture at any time prior to maturity at 103% of the face value plus accrued and unpaid interest to the date of redemption. Additionally, the 10.5% Debentures may be converted by the holders, at any time before redemption or maturity, into the Company's equity at fair market value at the date of conversion.

The 8% Debenture is secured by certain current and future assets of a subsidiary of the Company. Principal and interest are paid in 20 quarterly consecutive equal installments of $86,000 until maturity. The Company may pre-pay the principal balance at any time without penalty.

For the remaining debentures, accrued interest is payable quarterly, annually or at maturity based on the terms of the respective agreements. The Company may pre-pay these debentures at any time prior to maturity at face value plus accrued and unpaid interest to the date of redemption.

In August 1999 the Company entered into a new revolving credit facility with Bank of America and First Union National Bank ("Bank of America") for a total commitment of $50,000,000. In March 2000, the commitment was increased to $60,000,000 with the addition of Wachovia Bank, N.A. The total amount outstanding under this facility at December 31, 2001 and 2000 was $39,500,000 and $48,500,000, respectively. Approximately $29,600,000 of the outstanding amount was used during 1999 to pre-pay the outstanding balance on a term loan. This pre-payment resulted in the recognition of a $1,381,000 extraordinary charge related to unamortized loan origination costs and pre-payment penalties.

Based on the Company's current outstanding balance under the Bank of America revolving credit facility, quarterly installments are due starting in November 2002, with a final payment due February 2004. The interest rate is determined either as a function of LIBOR (30, 60, 90 and 120 days) or a base rate published by Bank of America (resembling the prime rate). The interest rate on the outstanding balance at December 31, 2001 and 2000 was 5.2% and 10.3%, respectively.

In addition to the interest expense related to the outstanding debt, the Company also pays a commitment fee ranging from 25 to 75 basis points on any unused portion of the Bank of America facility. The rate used in determining this fee ranged from 50 to 75 basis points in 2001, and was 75 basis points in 2000.

The scheduled maturities of debt are as follows:

                                                   Long-Term
                                                      Debt
                                             ---------------------

                          2002                  $     6,520,456
                          2003                       21,743,941
                          2004                       15,582,500
                          2005                                -
                          2006                                -
                                             ---------------------
                                                    $43,846,897
                                             =====================

Total interest paid was  $4,330,000, $5,332,000 and $3,126,000 in 2001, 2000 and
1999, respectively.

5. Income Taxes

The provision for income taxes for the taxpaying entities of the Company is as follows:

                       2001              2000                 1999
                ------------------------------------------------------------

  Current:
     Federal        $1,182,000         $ 628,000             $298,000
     State             174,000           337,000               45,000
     Foreign                 -                 -              239,000

  Deferred:
     Federal            48,000          (132,000)              54,000
     State             (14,000)          (18,000)               8,000
                -----------------------------------------------------------
                    $1,390,000         $ 815,000             $644,000
                ===========================================================

The following table summarizes the principal elements which cause the effective tax rate to vary from the statutory corporate rate for the Company's tax-paying entities:

                                                         2001
                                        ---------------------------------------
                                        ---------------------------------------
                                                              Percent of Income
                                              Income Tax        Before Income
                                               Expense              Taxes
                                        ---------------------------------------

   Income tax on income before income taxes    $   995,000            34.0%
   Effect of state taxes                           122,000             4.2%
   Effect of permanent items                       273,000             9.3%
                                        ---------------------------------------
   Income tax expense                           $1,390,000            47.5%
                                        =======================================

                                                         2000
                                        ---------------------------------------
                                        ---------------------------------------
                                                              Percent of Income
                                              Income Tax        Before Income
                                               Expense              Taxes
                                        ---------------------------------------


   Income tax on income before income taxes      $249,000             34.0%
   Effect of state taxes                           25,000              3.4%
   Effect of permanent items                      303,000             41.3%
                                        ---------------------------------------
   Income tax expense                            $577,000             78.7%
                                        =======================================

                                                         1999
                                        ---------------------------------------
                                        ---------------------------------------
                                                              Percent of Income
                                              Income Tax        Before Income
                                               Expense              Taxes
                                        ---------------------------------------

    Income tax on income before income taxes     $193,000             34.0%
    Effect of state taxes                          35,000              6.2%
    Effect of permanent items                     246,000             43.4%
    Effect of other items                         113,000             19.9%
    Effect of foreign taxes                        57,000             10.0%
                                        ---------------------------------------
    Income tax expense                           $644,000            113.5%
                                        =======================================

In addition to the foregoing, Hobbs Group, LLC recorded $238,000 in tax expense in 2000 relating to amounts payable to certain states. Total income taxes paid in 2001, 2000 and 1999 were $1,256,000, $1,258,000 and $303,000, respectively.

6. Employee Benefit Plans

At December 31, 2001 and 2000, the Company had one 401(k) Savings Plan (the "401(k) Plan"), a qualified cash and deferred profit sharing plan covering all employees meeting certain eligibility requirements. At December 31, 1999, the Company had five such plans. The Company provides a matching contribution of 100% of the participants' contributions up to a maximum of 4.5% of the participants' annual compensation.

Certain key executive employees of the Company are eligible to participate in the Hobbs Group, LLC Executive Officers Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan was established to provide unfunded non-qualified deferred compensation for a select group of management and other highly compensated employees. Eligible participants may elect to defer no more than 6% of their compensation in excess of the compensation limitations of the Internal Revenue Code. The Company provides a dollar for dollar matching contribution provided that combined matching contributions under the 401(k) Plan and the Deferred Compensation Plan do not exceed 5% of the participants' annual compensation.

Expenses recognized by the Company relating to the 401(k) Plans and the Deferred Compensation Plan were approximately $1,332,000, $1,051,000 and $907,000 for 2001, 2000, and 1999, respectively.

The Company also provides for other post retirement benefits other than pensions under a terminated plan for 7 employees of the Company that are fully vested under this plan. The total liability for these post retirement benefits was $586,000 at December 31, 2001 and $500,000 at December 31, 2000.

7. Preferred Equity

Redeemable Preferred Shares

During March 1999, the Company issued 363,196 preferred membership interests ("Redeemable Preferred Shares") at a purchase price of $41.30 per share, resulting in gross proceeds of $14,999,995. As of December 31, 2001, the holders of the Redeemable Preferred Shares are entitled to voting privileges equivalent to approximately 98,670 Voting Common Shares which, when combined with the total Voting Common Shares represents 22.1% of the voting rights of the Company. These preferred shares are redeemable no earlier than March 30, 2004 at the request of at least a majority of the preferred shareholders. The Company is obligated to redeem these shares not less than 180 days from the date of the request, but such obligation is subordinate to the Company's debt obligation with Bank of America. The redemption price, which is to be paid in cash, shall be the greater of the fair market value per share as of the date of the request or the original purchase price per share plus a 20% annual compound rate of return. In the event of a liquidation, dissolution or winding up of the Company, the holders of preferred shares shall be entitled to be paid first out of the assets of the Company at an amount equal to the redemption price defined above. The holders of preferred shares also have conversion rights with respect to the conversion of preferred shares into voting shares. The number of voting shares a holder of preferred shares is entitled to receive is the applicable conversion rate, as defined in the LLC Agreement, multiplied by the number of preferred shares. In the event of default (noncompliance) as defined in the "Preferred Share Purchase Agreement" dated March 23, 1999, the preferred shareholders may remove three of the five management directors, and replace these vacancies with individuals of their choice. Directors shall then use their best efforts to remedy the event of noncompliance.

As of March 30 for each of the stated years, the minimum aggregate redemption amounts are as follows:

                2002                           $25,920,000
                2003                            31,104,000
                2004                            37,325,000

Special Common Shares

Special Common Shares are entitled to normal distributions in accordance with the LLC Agreement and do not have the right to vote on any matter except as required by the Act. Under certain circumstances, the capital account balance attributable to each Special Common Share will be reduced by a maximum of $5 upon liquidation. On October 24, 1997, 50,000 Special Common Shares were issued to Bank of America (formerly NationsCredit) representing $500,000 of loan origination costs.

During 2001, 42,133 of the Special Common Shares were redeemed at $27 per share. In addition, Bank of America transferred ownership of the remaining 7,867 shares to two former employees of Bank of America. Commencing October 2002, these two individuals have the right to require the Company to purchase the 7,867 Special Common Shares at the fair value (as defined) of the Company's equity. Additionally, commencing October 2003, the Company has the option to repurchase the Special Common Shares at 110% of the fair value of the Company's equity.

8. Shareholders' Equity (Deficit)

Under the Company's LLC Agreement, as of December 31, 2001, Hobbs Group, LLC had three classes of membership interests classified as shareholders' equity in the accompanying financial statements. The classes are divided between voting and nonvoting classes. Voting shares are shares directly held by certain employee Directors of the Company. Voting shares have the right to vote on all matters on which the members are entitled to vote pursuant to the Act and the LLC Agreement. The income tax consequences for the shareholders related to each of the classes of membership equity vary based on the initial capital account balances at time of issuance.

Common Shares

Common Shares are shares entitled to normal distributions in accordance with the LLC Agreement, and have been purchased for cash or property at the then current fair market value. The initial capital account balance of the Common Shares is equal to the purchase price paid.

Class A Junior Common Shares

Class A Junior Common Shares ("Class A Shares") are entitled to normal distributions in accordance with the LLC Agreement. The initial capital account balance of the Class A Shares is zero. During 2001, 52,852 Class A Shares were transferred from a Director of the Company with voting privileges to a non-Director without voting privileges pursuant to the LLC Agreement.

Class B Junior Common Shares

Class B Junior Common Shares ("Class B Shares") are entitled to normal distributions in accordance with the LLC Agreement. The initial capital account balance of the Class B Shares upon issuance is zero. During 2001, 2,273 Class B Shares were transferred from a Director of the Company with voting privileges to a non-Director without voting privileges pursuant to the LLC Agreement.

Hobbs Group, Inc. and Hobbs Group (Canada)

Hobbs Group, Inc. (a Texas corporation) has 1,000 shares of common stock outstanding with a par value of $1 per share and Hobbs Group (Canada) has 29 shares of common stock outstanding with a par value of $1 per share.

A summary of the activity for each class of membership interest as reported in the accompanying financial statements as of December 31, 2001, 2000 and 1999 follows:


                                                                          Common Shares
                                             ------------------------------------------------------------------------
                                                           Voting                             Non-Voting
                                                  Shares            Value             Shares            Value
                                             ------------------------------------------------------------------------

Balance at January 1, 1999                            36,799       $ 367,990            558,280        $5,582,800
   Issued during 1999                                      -               -             24,082           994,587
   Redeemed during 1999 ($41.30/share)               (36,799)       (367,990)           (21,418)         (214,180)
                                             ------------------------------------------------------------------------
Balance at December 31, 1999                               -               -            560,944         6,363,207
   Issued during 2000                                      -               -             12,433           575,026
   Redeemed during 2000 ($27.02/share)                     -               -             (2,100)          (21,000)
                                             ------------------------------------------------------------------------
Balance at December 31, 2000                               -               -            571,277         6,917,233
   Redeemed during 2001 ($27/share)                        -               -            (40,000)         (400,000)
                                             ------------------------------------------------------------------------
Balance at December 31, 2001                               -      $        -            531,277        $6,517,233
                                             ========================================================================

                                                                   Class A Junior Common Shares
                                             ------------------------------------------------------------------------
                                                           Voting                            Non-Voting
                                                  Shares            Value             Shares            Value
                                             ------------------------------------------------------------------------

Balance at January 1, 1999                         379,666        $3,796,660            129,500        $1,295,000
   Issued during 1999                                    -                 -             87,297         3,605,366

   Redeemed during 1999 ($41.30/share)             (38,901)         (389,010)            (6,500)          (65,000)

   Forfeited during 1999                                 -                 -             (5,000)          (50,000)
                                             ------------------------------------------------------------------------
Balance at December 31, 1999                       340,765         3,407,650            205,297         4,785,366
   Issued during 2000                                    -                 -             20,340           937,600

   Redeemed during 2000 ($32.38/share)                   -                 -             (6,211)         (100,015)

   Forfeited during 2000                                 -                 -             (3,300)         (136,290)
                                             ------------------------------------------------------------------------
Balance at December 31, 2000                       340,765         3,407,650            216,126         5,486,661
   Issued during 2001                                    -                 -             12,818           502,005
   Transferred during 2001                         (52,852)         (528,520)            52,852           528,520

   Redeemed during 2001 ($28/share)                      -                 -               (606)          (25,027)
                                             ------------------------------------------------------------------------
Balance at December 31, 2001                       287,913        $2,879,130            281,190        $6,492,159
                                             ========================================================================



                                                           Class B Junior Common Shares
                                        -------------------------------------------------------------------
                                                       Voting                         Non-Voting
                                             Shares             Value           Shares          Value
                                        -------------------------------------------------------------------

Balance at January 1, 1999                          -        $         -                -     $          -
   Issued during 1999                          21,064             31,575           48,500           72,693
                                        -------------------------------------------------------------------
Balance at December 31, 1999                   21,064             31,575           48,500           72,693
   Issued during 2000                               -                  -           49,500          107,415
   Forfeited during 2000                            -                  -           (9,100)         (15,996)
                                        -------------------------------------------------------------------
Balance at December 31, 2000                   21,064             31,575           88,900          164,112
   Issued during 2001                          40,177          1,165,133           10,000           25,000
   Transferred during 2001                     (2,273)            (3,410)           2,273            3,410
                                        -------------------------------------------------------------------
Balance at December 31, 2001                   58,968          1,193,298          101,173          192,522
                                        -------------------------------------------------------------------
Total all classes at December 31, 2001        346,881         $4,072,428          913,640      $13,201,914
                                        ===================================================================

A summary of the impact of the preceding activity on compensation expense, acquisition costs and equity issuance costs related to membership interest issuances is as follows:

                  Year        Compensation     Acquisition       Equity
                                Expense           Costs      Issuance Costs
             -----------------------------------------------------------------

                  1999          $2,623,000      $1,130,000      $200,000
                  2000             539,000         500,000             -
                  2001             889,000               -             -

Share issuances and forfeitures for Class A Shares and Class B Shares relate to compensation for key employees, except for 26,150 Class A Shares issued in 1999 which relate to acquisition and equity issuance costs.

No member of the Company is obligated personally for any debt, obligation or liability of the Company or of any other member, solely by reason of being a member of the Company. No member has any fiduciary or other duty to another member with respect to the business and affairs of the Company and no member is liable to the Company or any other member for acting in good faith reliance upon the provisions of the Company's LLC Agreement. No member has any responsibility to restore any negative balance in its capital account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company.

9. Equity Compensation

The Company grants Class A Shares and Class B Shares to certain key employees as compensation. Generally, each class of shares vests over a period ranging from two to four years and is subject to forfeiture upon termination of service. The base price for all Class B Shares granted in 2001 was $41.00 per share, in 2000 the range was $40.00 to $46.25 per share and in 1999 was $41.30. The base price for Class A Shares granted is zero.

At December 31, 2001, 9,949 of the Class A Shares remain subject to forfeiture with a weighted average remaining contractual life of 2.6 years, and 90,458 Class B Shares remain subject to forfeiture with a weighted average remaining contractual life of 2.8 years.

The fair value method utilized to account for the Class A Shares and Class B Shares granted in 2001, 2000, and 1999 approximates the Minimum Value method prescribed by SFAS No. 123 with the following weighted average assumptions: risk-free interest rate of 4.46%; expected vesting period of 4 years; and a dividend yield of 0%.

10. Related Party Transactions

At December 31, 2001 and 2000, the Company had loans receivable due from officers of the Company totaling $90,000 and $39,000, respectively. Additionally at December 31, 2001, the Company had $119,000 due from other employees.

11. Commitments and Contingencies

The Company is involved in various legal actions incident to the nature of its business. The Company maintains a program of commercial insurance to lessen its exposure to such actions. Management is of the opinion that none of the litigation will have a material effect on the Company's financial position or operating results.

The Company has entered into various agreements to lease office space and office equipment using operating leases expiring on various dates through October 2007. Total rental expense for all operating leases for 2001, 2000 and 1999 was $3,364,000, $2,941,000 and $2,180,000, respectively. Future minimum lease payments for all non-cancelable operating leases with initial or remaining terms in excess of one year are as follows:

        2002                                             $2,922,000
        2003                                              2,297,000
        2004                                              1,761,000
        2005                                              1,067,000
        2006 and thereafter                                 446,000
                                                    ---------------
                                                         $8,493,000
                                                    ===============

Amounts in the above schedule are shown gross of any sub-leases.

                                Hobbs Group, LLC

                          Combined Financial Statements


                     Quarters ended March 31, 2002 and 2001
                                   (Unaudited)



                                    Contents

Combined Balance Sheets....................................................33-34
Combined Statements of Operations.............................................35
Combined Statements of Cash Flows.............................................36
Notes to Combined Financial Statements.....................................37-39

                                Hobbs Group, LLC

                             Combined Balance Sheets



                                                                   (Unaudited)
                                                                    3/31/2002            12/31/2001
                                                                  ---------------------------------

Assets
Current assets:
   Cash and cash equivalents                                        $    5,433,795     $    6,155,350
   Cash and cash equivalents held in a fiduciary capacity               16,948,310         23,899,571
   Premiums and commissions receivable, less allowance for
     doubtful accounts - (2002 - $609,000; 2001 - $589,000)             46,818,263         61,027,107
   Accounts receivable                                                     748,194            987,813
   Prepaid assets                                                        1,109,716            986,015
   Income taxes receivable                                                       -                  -
                                                                  -----------------------------------
Total current assets                                                    71,058,278         93,055,856




Investments                                                                 68,843             68,843
Furniture, equipment and leasehold improvements, less
   accumulated depreciation - (2002 - $4,482,000; 2001 -
   $4,166,000)                                                           2,388,864          2,567,818
Goodwill and other intangible assets, less accumulated
   amortization - (2002 - $16,845,000; 2001 - $16,838,000)              63,348,986         63,355,545
Other assets                                                               502,916            555,852

                                                                  -----------------------------------
Total assets                                                          $137,367,887       $159,603,914
                                                                  ===================================


                                                                   (Unaudited)
                                                                    3/31/2002            12/31/2001
                                                                  ---------------------------------
Liabilities and shareholders' deficit
Current liabilities:
   Premiums due to insurance companies                              $   52,764,915     $   69,016,144
   Commissions expense payable                                           2,237,513          3,441,127
   Accounts payable and accrued expenses                                 7,993,311         12,989,980
   Income taxes payable                                                    183,091             39,292
   Current portion of long-term debt                                    10,704,348          6,520,456
   Unearned commission income                                            2,402,629          2,439,365

                                                                  -----------------------------------
 Total current liabilities                                              76,285,807         94,446,364

Long-term debt, less current portion                                    29,586,764         36,801,022
Other long-term liabilities                                              1,891,067          2,536,830
                                                                  -----------------------------------
Total liabilities                                                      107,763,638        133,784,216

Minority interests                                                         472,728            436,697

Commitments and contingencies

Redeemable preferred shares;  no par value:
   Issued and outstanding shares - (2002 -
     363,196; 2001 - 363,196)                                           29,588,327         25,819,567
Special common shares;  no par value:
   Issued and outstanding shares - (2002 - 7,867;
     2001 - 7,867)                                                         629,360            550,690


Shareholders' deficit:
   Voting common shares; no par value:
     Issued and outstanding shares - (2002 - 359,640; 2001 -
       346,881)                                                          4,072,428          4,072,428
   Nonvoting common shares, no par value:
     Issued and outstanding shares - (2002 - 940,569; 2001 -
       913,640)                                                         13,406,943         13,201,914
   Texas and Canada common shares, $1 par value:
     Issued and outstanding shares - (2002 - 1,029; 2001 -
       1,029)                                                                1,029              1,029
   Additional paid-in-capital                                                1,000              1,000
   Accumulated other comprehensive income                                    3,279             13,276
   Deferred compensation                                                (1,242,724)        (1,384,339)
   Retained earnings (deficit)                                         (17,328,121)       (16,892,564)

                                                                  ------------------------------------
   Total shareholders' deficit                                          (1,086,166)          (987,256)
                                                                  ------------------------------------
Total liabilities and shareholders' deficit                           $137,367,887       $159,603,914
                                                                  ====================================


See accompanying notes.

                                Hobbs Group, LLC

                        Combined Statements of Operations

                                                  (Unaudited)
                                             Quarter ended March 31,
                                            2002                2001
                                    ----------------------------------------

Revenues:
   Net commissions and fees                $24,607,326         $21,490,779
   Interest income                             138,330             315,045
   Other                                        52,272              76,821
                                    ----------------------------------------
                                            24,797,928          21,882,645

Operating expenses:
   Employee compensation and benefits       13,994,421          13,175,159
   Travel and entertainment expense          1,128,780           1,061,641
   Management, legal and accounting services   670,517             565,926
   Office equipment leases and supplies        475,704             461,184
   Rent and utilities                        1,318,234           1,154,724
   Other                                       927,077             715,778

                                     ----------------------------------------
                                            18,514,733          17,134,412
                                     ----------------------------------------
                                             6,283,195           4,748,233

Other expenses:
   Interest expense                            815,016           1,280,121
   Depreciation                                316,255             261,998
   Amortization of goodwill
     and other intangible assets                 6,175           1,274,270

                                     ----------------------------------------
Income before income taxes and
  minority interests                         5,145,749           1,931,844
Income tax expense                             174,703             153,229
                                     ----------------------------------------
Income before minority interests             4,971,046           1,778,615
Minority interests                              36,031              59,752
                                     ----------------------------------------
Net income                                  $4,935,015          $1,718,863
                                     ========================================



See accompanying notes.

                                Hobbs Group, LLC

                        Combined Statements of Cash Flows

                                                                        (Unaudited)
                                                                   Quarter ended March 31,
                                                                  2002                2001
                                                           ----------------------------------------
Operating activities
Net income                                                      $   4,935,015       $   1,718,863
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                    322,430           1,449,560
     Minority interests - net of distributions                         36,031              59,752
     Expenses related to share issuance                               141,615              79,374
     Amortization of debt issuance costs                               57,182              60,957
     Changes in operating assets and liabilities:
       Premiums and commissions receivable                         14,208,843           2,906,203
       Prepaid assets                                                (123,701)           (208,719)
       Accounts receivable                                            239,620              35,763
       Premiums due to insurance companies                        (16,251,230)         (8,522,631)
       Commissions expense payable                                 (1,203,613)            490,949
       Accounts payable and accrued expenses                       (5,172,920)            234,542
       Other assets and other liabilities                            (114,736)           (307,892)

                                                           ----------------------------------------
Net cash used in operating activities                              (2,925,464)         (2,003,279)

Investing activities
Purchase of furniture, equipment and leasehold
   improvements                                                      (137,301)           (130,905)

                                                           ----------------------------------------
Net cash used in investing activities                                (137,301)           (130,905)

Financing activities
Proceeds from issuance of long-term debt                                   -            4,000,000
Repayments of long-term debt                                       (3,087,548)         (4,581,642)
Proceeds from issuance of common shares                                     -              60,000
Distributions to shareholders                                      (1,522,503)            (70,733)
                                                           ----------------------------------------
Net cash used in financing activities                              (4,610,051)           (592,375)

Net decrease in cash and cash equivalents                          (7,672,816)         (2,726,559)
Cash and cash equivalents at beginning of period                   30,054,921          25,890,717
                                                           ----------------------------------------
Cash and cash equivalents at end of period                      $  22,382,105         $23,164,158
                                                           ========================================




See accompanying notes.

                                Hobbs Group, LLC

          Notes to Combined Quarter Ended Interim Financial Statements
                                 March 31, 2002
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited combined financial statements of Hobbs Group, LLC and its majority-owned subsidiaries, Hobbs Group, Inc. (a Texas corporation) and Hobbs Group (Canada) Insurance Brokers Ltd. (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

NOTE B - INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations (Statement 141) and No. 142, "Goodwill and Other Intangible Assets" (Statement 142). Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also included guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Under Statement 142, goodwill is no longer amortized, but is subject to annual impairment tests. Intangible assets with finite lives will continue to be amortized over their useful lives.

The Company adopted Statement 142 effective January 1, 2002.

The Company will test goodwill for impairment using the two-step process prescribed in Statement 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company does not anticipate these tests will have a material impact on the earnings or financial position of the Company as a result of the acquisition of the Company by Hilb, Rogal and Hamilton Company (see Note C).

The following table provides a reconciliation of the March 31, 2002 and 2001 reported net income to adjusted net income had Statement 142 been applied as of January 1, 2001:

                                            For the Three Months Ended March 31,
                                                  2002             2001
                                                  ----             ----
       Net income - as reported                $4,935,015        $1,718,863
       Goodwill amortization, net of tax          -               1,255,209

                                               ---------------------------------
       Adjusted net income                     $4,935,015        $2,974,072
                                               =================================


Intangible assets consist of the following:

                                              As of March 31, 2002              As of December 31, 2001
                                              --------------------              -----------------------
                                            Gross Carrying     Accumulated      Gross Carrying   Accumulated
                                                Amount         Amortization         Amount       Amortization
      Amortizable intangible assets:
         Expirations                              $122,244         $36,539          $122,244         $33,489
         Non-compete agreement                      50,408          50,408            50,408          47,283
         Other intangible assets                 1,290,000       1,290,000         1,290,000       1,290,000

      Indefinite-lived intangible
         assets:
         Goodwill, net                         $63,263,281                       $63,263,665

Aggregate amortization expense for the three months ended March 31, 2002 and 2001 was $6,175 and $1,274,000, respectively.

                Estimated amortization expense:
                    For year ended December 31, 2002                     $14,451
                    For year ended December 31, 2003                      11,326
                    For year ended December 31, 2004                      11,326
                    For year ended December 31, 2005                      11,326
                    For year ended December 31, 2006                      11,326

The changes in the net carrying amount of goodwill for the three months ended March 31, 2002 are as follows:

                Balance as of December 31, 2001                     $63,263,665
                Accumulated Amortization adjustment                        (384)
                                                                ----------------
                Balance as of March 31, 2002                        $63,263,281
                                                                ================

NOTE C - SIGNIFICANT CHANGES AND EVENTS

On May 10, 2002, the Company signed a definitive agreement to be acquired by Hilb, Rogal and Hamilton, Inc. (HRH); a Virginia based insurance brokerage company. The transaction closed on July 1, 2002. At closing, HRH paid $142 million in a combination of cash and stock for the Company. An additional $102 million will be paid contingent upon the Company attaining certain financial performance goals within the next two years. Also, HRH assumed certain existing earnouts from the Company's prior acquisitions, estimated to approximate a net present value of $30 million. The closing payment of $142 million included HRH's assumption, and subsequent retirement of, approximately $55 million in debt and merger related expenses.

NOTE D - COMPREHENSIVE INCOME

The following table identifies the components of comprehensive net income, net of tax, for the periods ended March 31, 2002 and 2001, respectively.

                                                      2002           2001
                                                      ----           ----
         Net income                                $4,935,015    $1,718,863
         Foreign currency translation                  (9,997)      (66,659)
                                                -------------- -------------
             Comprehensive income, net of tax      $4,925,018    $1,652,204
                                                ============== =============

At March 31, 2002 and December 31, 2001, the sole component of accumulated other comprehensive income is foreign currency translation.

NOTE E - CONTINGENCIES

The Company is involved in various legal actions incident to the nature of its business. The Company maintains a program of commercial insurance to lessen its exposure to such actions. Management is of the opinion that none of the litigation will have a material effect on the Company's financial position or operating results.

         (b)      Pro Forma Financial Information.

             HILB, ROGAL AND HAMILTON COMPANY, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

         The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2002 and the unaudited Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 2002 and the year ended December 31, 2001 (the "Pro Forma Financial Statements") are based upon the respective financial statements of the Company and of Hobbs. The acquisition of Hobbs will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value to be performed by an independent appraiser. Such preliminary estimates of fair values of the assets and liabilities of Hobbs have been consolidated with the recorded values of the assets and liabilities of the Company in the Pro Forma Financial Statements. Since the purchase accounting information is preliminary, it has been solely prepared for the purpose of developing such unaudited pro forma combined condensed financial information. SFAS No. 142, "Goodwill and Other Intangible Assets", provides that goodwill resulting from a business combination completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually.

         The consolidated financial statements of the Company for the three months ended March 31, 2002 were filed with the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 on May 9, 2002. The consolidated financial statements of the Company for the year ended December 31, 2001 were filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 on March 29, 2002. The financial statements of Hobbs are included in this current report. See "Item 7(a), Financial Statements of Businesses Acquired."

         The Pro Forma Condensed Combined Balance Sheet as of March 31, 2002 is presented as if the Acquisition had occurred on March 31, 2002. The Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 2002 and the year ended December 31, 2001 are presented as if the Acquisition had occurred on January 1, 2001.

         The Pro Forma Financial Statements are presented for comparative purposes only and are not necessarily indicative of what the actual financial position of the Company would have been at March 31, 2002 had the Acquisition occurred at that date or of what the actual results of the Company would have been if the Acquisition had occurred on January 1, 2001 nor indicative of the results of operations in future periods. The Pro Forma Financial Statements should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of the Company and of Hobbs for the three months ended March 31, 2002 and for the year ended December 31, 2001.

         The Pro Forma Financial Statements presented do not reflect future events that may occur after the Acquisition has been consummated. The Company believes that operating expense synergies of the combined operations of the Company and Hobbs will be realized post-Acquisition. However, for the purposes of the Pro Forma Financial Statements presented herein, these synergies have not been reflected because their realization cannot be assured.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2002
(Unaudited)

                                                Hilb, Rogal and
                                                Hamilton
                                                Company         Hobbs           Pro Forma
                                                Historical      Historical      Adjustments             Pro Forma

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                     $56,143,796     $22,382,105       ($62,357,825) (1b)    $81,362,172
                                                                                    (3,000,000) (1d)
                                                                                   (51,805,904) (1e)
                                                                                   120,000,000  (3)
  Investments                                      2,887,117                                              2,887,117
  Receivables, net                               115,466,210     47,566,457                             163,032,667
  Prepaid expenses and other current assets        6,946,695      1,109,716                               8,056,411
                                                -------------------------------------------------------------------

    TOTAL CURRENT ASSETS                         181,443,818     71,058,278          2,836,271          255,338,367

INVESTMENTS                                        1,343,080         68,843                               1,411,923

PROPERTY & EQUIPMENT, NET                         18,546,207      2,388,864                              20,935,071

GOODWILL, NET                                    250,147,951     63,260,760        (63,260,760) (2)     342,345,131
                                                                                    92,197,180  (2)
INTANGIBLE ASSETS, NET                            22,428,864         88,226            (88,226) (2)      77,428,864
                                                                                    55,000,000  (2)
OTHER ASSETS                                      10,046,576        502,916                              10,549,492
                                                 ------------------------------------------------------------------
TOTAL ASSETS                                    $483,956,496   $137,367,887       $ 86,684,465         $708,008,848
                                                 ==================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Premiums payable to insurance companies       $142,866,676    $52,764,915                             195,631,591
  Accounts payable                                 7,865,284      4,039,267         11,656,923  (2)      12,687,602
                                                                                   (10,873,872) (1e, 1f)
  Accrued Expenses                                18,634,000      8,777,277          4,157,510  (2)      31,568,787
  Premiums deposits and credits due customers     27,020,959                                             27,020,959
  Current portion of long-term debt                6,166,779     10,704,348        (10,704,348) (2)       6,166,779
                                                --------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                    202,553,698     76,285,807         (5,763,787)         273,075,718

LONG-TERM DEBT                                   108,260,236     29,586,764        (29,586,764) (2)     228,260,236
                                                                                   120,000,000  (3)
OTHER LONG-TERM LIABILITIES                       12,156,835      1,891,067                              14,047,902
                                                --------------------------------------------------------------------
TOTAL LIABILITIES                                322,970,769    107,763,638         84,649,449          515,383,856

MINORITY INTEREST                                                   472,728           (472,728) (2)               0

REDEEMABLE PREFERRED SHARES                              -       29,588,327        (29,588,327) (4)               0

SPECIAL COMMON SHARES                                    -          629,360           (629,360) (4)               0

SHAREHOLDERS' EQUITY (DEFICIT)
  Common Stock                                    56,857,748     17,480,400        (17,480,400) (4)     88,497,013
                                                                                    31,639,265  (1a)
  Additional paid in capital                                          1,000             (1,000) (4)               0
  Retained earnings                              105,238,634    (17,328,121)        28,985,044  (4)     105,238,634
                                                                                   (11,656,923) (2)
  Deferred compensation                                          (1,242,724)         1,242,724  (4)               0
  Accumulated other comprehensive income (loss)   (1,110,655)         3,279             (3,279) (4)      (1,110,655)
                                                --------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)             160,985,727     (1,086,166)        32,725,431          192,624,992
                                                --------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT)                                     $483,956,496   $137,367,887       $ 86,684,465         $708,008,848
                                                ====================================================================


See notes to the pro forma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Three Months Ended March 31, 2002
(Unaudited)

                                                Hilb, Rogal and
                                                Hamilton
                                                Company         Hobbs           Pro Forma
                                                Historical      Historical      Adjustments             Pro Forma

REVENUES
  Commissions and fees                           $98,648,085    $24,607,326                            $123,255,411
  Investment income                                  513,848        138,330                                 652,178
  Other                                              691,863         52,272                                 744,135
                                                --------------------------------------------------------------------
                                                  99,853,796     24,797,928                 -           124,651,724

OPERATING EXPENSES
  Compensation and employee benefits              53,259,020     13,994,421                              67,253,441
  Other operating expenses                        18,549,156      4,836,567         $ (183,540) (6)      23,202,183
  Amortization of intangibles                        521,618          6,175          1,368,825  (5)       1,896,618
  Interest expense                                 1,883,374        815,016            814,984  (8)       3,513,374
                                                ---------------------------------------------------------------------
                                                  74,213,168     19,652,179          2,000,269           95,865,616
                                                ---------------------------------------------------------------------

INCOME BEFORE INCOME TAXES,
MINORITY INTEREST AND CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                 25,640,628      5,145,749         (2,000,269)          28,786,108
Income Taxes                                      10,457,391        174,703          1,330,199  (7)      11,962,293

                                                ---------------------------------------------------------------------
INCOME BEFORE MINORITY INTEREST                   15,183,237      4,971,046         (3,330,468)           16,823,815
AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE
Minority interest                                          0         36,031            (36,031)                   0
                                                ---------------------------------------------------------------------
NET INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                             $15,183,237    $ 4,935,015       $ (3,294,437)        $ 16,823,815
                                                =====================================================================
NET INCOME BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE PER SHARE:
  BASIC                                                $0.54                                                  $0.58
                                                =====================================================================
  ASSUMING DILUTION                                    $0.48                                                  $0.52
                                                =====================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING:

  BASIC                                           28,187,723                           719,729           28,907,452
                                                =====================================================================
  ASSUMING DILUTION                               32,203,151                           719,729           32,922,880
                                                =====================================================================

See notes to the pro forma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2001
(Unaudited)

                                                Hilb, Rogal and
                                                Hamilton
                                                Company         Hobbs           Pro Forma
                                                Historical      Historical      Adjustments             Pro Forma
REVENUES
  Commissions and fees                          $323,078,357    $94,232,835                            $417,311,192
  Investment income                                2,584,600        833,802                               3,418,402
  Other                                            4,604,383        158,030                               4,762,413
                                                --------------------------------------------------------------------
                                                 330,267,340     95,224,667                 -           425,492,007


OPERATING EXPENSES
  Compensation and employee benefits             182,397,310     55,614,459                             238,011,769
  Other operating expenses                        68,210,873     17,851,417         $ (629,632) (6)      85,432,658
  Amortization of intangibles                     13,867,645      5,298,460            201,540  (5)      19,367,645
  Interest expense                                 9,061,585      4,316,309          2,271,691  (8)      15,649,585
                                                --------------------------------------------------------------------
                                                 273,537,413     83,080,645          1,843,599          358,461,657
                                                --------------------------------------------------------------------

INCOME BEFORE INCOME TAXES AND
MINORITY INTEREST                                 56,729,927     12,144,022         (1,843,599)          67,030,350

Income Taxes                                      24,381,412      1,390,191          3,703,731 (7)       29,475,334
                                                --------------------------------------------------------------------
INCOME BEFORE MINORITY INTEREST                   32,348,515     10,753,831         (5,547,330)          37,555,016

Minority interest                                          0        594,882           (594,882)                   0
                                               ---------------------------------------------------------------------
NET INCOME                                       $32,348,515   $ 10,158,949       $ (4,952,448)        $ 37,555,016
                                                ====================================================================

NET INCOME PER SHARE:

  BASIC                                                $1.18                                                  $1.33
                                                ====================================================================
  ASSUMING DILUTION                                    $1.07                                                  $1.21
                                                ====================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING:

  BASIC                                           27,411,472                           719,729           28,131,201
                                                ====================================================================
  ASSUMING DILUTION                               31,160,149                           719,729           31,879,878
                                                ====================================================================

See notes to the pro forma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Notes to Pro Forma Financial Statements

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma consolidated statements of income reflect the acquistion of Hobbs under the purchase method of accounting. Under the purchase method of account the preliminary purchase price is allocated to the assets acquired and the liabilities assumed based on their estimated fair values.

      1 This pro forma adjustment reflects the issuance of Common Stock and Cash in connection with the acquisition of Hobbs by the Company resulting in:

                                                                                    Preliminary Value

         a.       The  issuance of 719,729  shares of Common Stock at a price of
                  $43.96 per share. The assumed Common Stock  issuance  price of
                  $43.96 per share  represents  the average  closing Common Stock
                  price on the NYSE  calculated  in  accordance  with  EITF 99-12.  $   31,639,265

         b.       The cash  payment  of the  purchase  price.                           62,357,825

         c.       The  assumption  of  tangible  net worth  deficit  of Hobbs is
                  assumed  to  be  zero.                                                         0

         d.       Estimated  transaction  costs  of  $3,000,000.                         3,000,000

         e.       Payment of certain indebtedness ($40,932,032 at July 1, 2002), transaction costs, severance and other related merger liabilities
                  incurred by Hobbs                                                     51,805,904

         f.       Assumed merger liabilities of Hobbs not paid at closing                  783,050
                                                                                    --------------
                                                                                    $  149,586,044
                                                                                    ==============

      2  The  unallocated  excess of purchase price over net assets acquired and
         estimated   identifiable   intangible  assets  has  been  preliminarily
         allocated to goodwill. The Company is in the process of valuing the net assets acquired, including the identification of intangibles other than
         goodwill.   Accordingly,   the  purchase   accounting   information  is
         preliminary.  The final  allocation  of  purchase  price to  intangible assets other than goodwill could result in increased  amortization  and decreased  income and earnings per share in subsequent  period The value preliminarily assigned to goodwill is calculated as follows:

         Total Preliminary Purchase Price                                           $  149,586,044

         Book value of Hobbs                                                           (29,131,521)
         Record  transaction costs,  severance and other merger related
         liabilities  incurred by Hobbs                                                 11,656,923
                                                                                    --------------
         Adjusted  book  value  of  Hobbs                                           $  (17,474,598)

         Adjustments:

         Eliminate certain indebtedness,  transaction costs, severance and other related merger liabilities incurred by Hobbs paid or assumed by the Company
         (excluding $640,940 of debt incurred subsequent to March 31, 2002)            (51,948,034)
         Adjust minority interest to contractual  buy-out                                 (472,728)
         Additional amounts due shareholders under tangible net worth provisions
         of  the  contract                                                               4,157,510
         Eliminate   historical   intangible  assets                                    63,348,986
                                                                                    --------------
           Total Adjustments                                                            15,085,734
         Identifiable  intangible assets                                                55,000,000
                                                                                    --------------
         Goodwill                                                                    $  92,197,180
                                                                                    ==============
                                       45

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Notes to Pro Forma Financial Statements

      3  This pro forma  adjustment  reflects the new  $160,000,000  Senior Term
         Loan B under the existing  amended bank credit facility used for funding the acquistion. This new term loan was also used to refinance a portion of existing bank debt of the Company of  $40,000,000.  The facility will mature five years from closing  with pricing set at LIBOR + 275bps.  Net
         new borrowings:                                                              $120,000,000

      4 This pro forma adjustment eliminates historical preferred equity and shareholders' equity (deficit) of Hobbs.

                                                                                      March 31, 2002     December 31, 2001
      5  This pro  forma  adjustment  reflects  the  elimination  of  historical
         amortization  of  Hobbs  and  the  amortization  of  other identifiable      $      6,175    $  5,298,460
         intangibles  acquired at the time of the Acquisition ($55,000,000) over
         a period of 10 years.                                                        $  1,375,000    $  5,500,000

      6 This pro forma adjustment reflects the elimination of historical depreciation expense of Hobbs and recording of depreciation expense based upon the fair values of property, plant and equipment acquired in the Acquisition.

      7  This  pro  forma  adjustment  reflects the income tax effect of the pro forma  adjustments at an effective tax rate of 40.75%,  reduced for the
         tax  impact  of  nondeductible  intangible  asset  amortization.   This
         adjustment  also eliminates  historical  Hobbs taxes and adjusts Hobbs'
         taxes to the Company's effective tax rate.

      8  This  pro  forma adjustment  eliminates  historical interest expense of
         Hobbs and records  interest  expense  under the new debt  structure  as follows:  Interest on debt incurred in the  acquisition,  at an assumed interest rate of 4.63%, the London Interbank  Offered Rate ("LIBOR") at
         the acquistion date plus 2.75%. The adjustment also includes additional loan fee  amortization.  A change of .125% in the assumed interest rate would increase or decrease  interest  expense annually by approximately
         March 31, 2002 December 31, 2001 $200,000.                                    $ 1,630,000     $ 6,588,000

      9  Contingent   Consideration:   The  transaction  is  structured  with  a
         two-year earn-out provision of as much as $76,875,000,  and $25,000,000 of contingent  installment  payments to be  determined  based on future earnings  pursuant to the terms of the purchase  agreement.  The Hobbs'
         two year earn-out  provision is due after years 1 and 2 with a combined payment  not to  exceed  a  maximum  of  $76,875,000.  The  $25,000,000 contingent  installment  consists of two payments of $12.5 million each which are due after years 1 and 2,if minimum EBITDA targets are met. In addition,  the  Company  has  agreed to assume and  satisfy  certain of
         Hobbs' existing earn-outs and deferred compensation liabilities with an agreed upon value of $30,000,000.

     10  Effective   January   1,   2002,   the  Company  changed  its method of
         accounting for commissions on premiums billed and collected directly by insurance carriers on middle market property and casualty business. For the three months ended March 31,2002,  the cumulative effect adjustment was  $3.9  million,  net of  tax.  No pro  forma  adjustment  has  been presented for the year ended December 31, 2001 to reflect the effect of the  retroactive  application as it is not practical for the Company to compute  prior period pro forma amounts due to the lack of prior period data.


         (c)      Exhibits.

                  Exhibit No.  Description
                  -----------  -----------

                      2.1 Purchase Agreement, dated May 10, 2002, by and among the Company, Hobbs, LLC ("Hobbs"), the members of Hobbs (other than Hobbs IRA Corp. ("HIRAC")) and the shareholders of HIRAC.

                      23.1     Consent of Ernst & Young LLP.

                      99.1 Second Amended and Restated Credit Agreement, dated as of July 1, 2002, among the Company, as Borrower; the lenders named therein; Wachovia Bank, National Association (formerly known as First Union National
                               Bank), as  administrative  agent;  PNC Bank,
                               National   Association,   as   documentation
                               agent; and Bank of America Securities, LLC, as syndication agent.

                      99.2     Press release dated July 1, 2002.

                      99.3 Senior Executive Employment Agreement with Thomas A. Golub entered into May 10, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HILB, ROGAL AND HAMILTON COMPANY
                                             (Registrant)



Date:  July 16,2002                       By: /s/Carolyn Jones
                                              ---------------------------------
                                              Carolyn Jones
                                              Senior Vice President and
                                              Chief Financial Officer

                                  Exhibit Index


               Exhibit No.                  Description
               -----------                  -----------

                  2.1 Purchase Agreement, dated May 10, 2002, by and among the Company, Hobbs, LLC ("Hobbs"), the members of Hobbs (other than Hobbs IRA Corp. ("HIRAC")) and the shareholders of HIRAC.

                  23.1     Consent of Ernst & Young LLP.

                  99.1 Second Amended and Restated Credit Agreement, dated as of July 1, 2002, among the Company, as Borrower; the lenders named therein; Wachovia Bank, National Association (formerly known as First Union National
                           Bank), as administrative agent; PNC Bank, National Association, as documentation agent; and Bank of America Securities, LLC, as syndication agent.

                  99.2     Press release dated July 1, 2002.

                  99.3 Senior Executive Employment Agreement with Thomas A. Golub entered into May 10, 2002.